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                                                                   Exhibit 23.2


             Consent of Wilkins Miller, P.C., Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 16, 2001 (except for Note 12 as to which the date is _________, 2002) in the Registration Statement (Form S-1 No. 333-000000) and related Prospectus of Computer Programs and Systems, Inc. for the registration of 3,000,000 shares of common stock.

                                   Wilkins Miller, P.C.


Mobile, Alabama



The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 12 to the financial statements.

                                   /s/ Wilkins Miller, P.C.

Mobile, Alabama
March 21, 2002